UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2020

GLORY STAR NEW MEDIA GROUP HOLDINGS LIMITED

(Exact name of registrant as specified in our charter)

Cayman Islands	001-38631	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22F, Block B, Xinhua Technology Building, No. 8 Tuofangying South Road, Jiuxianqiao, Chaoyang District, Beijing, China	100016
(Address of Principal Executive Offices)	(Zip Code)

+ 86-01-87700500

(Registrant’s telephone number, including area code)

TKK Symphony Acquisition Corporation

c/o Texas Kang Kai Capital Management (Hong Kong) Limited

2039, 2/F United Center,

95 Queensway Admiralty, Hong Kong

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.0001 per share	GSMG	The NASDAQ Stock Market LLC
Warrants, each exercisable for one-half of one Ordinary Share	GSMGW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On April 22, 2020, the board of directors of Glory Star New Media Holdings Limited (the “Company”) approved a revised form of indemnity agreement for the Company’s directors and executive officers. This form of agreement, among other things, requires us to indemnify our directors and executive officers, under the circumstances and to the extent provided for therein, to the fullest extent permitted by the laws of the Cayman Islands, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding arising out of the person’s services as a director or executive officer. With the exception of Joanne Ng, our director, and Ian Lee, our chief financial officers, all of our directors and executive officers have entered into the new form of indemnity agreement. Ms. Joanne Ng and Ian Lee each continues to be subject to the previous form of indemnity agreement.

The foregoing description of the form of indemnification agreement is not complete and is qualified in its entirety by reference to the full text of the form of indemnity agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 21, 2020, on February 14, 2020, the Company’s predecessor, TKK Symphony Acquisition Corporation (“TKK”) consummated the transaction (the “Business Combination”) contemplated by the Share Exchange Agreement dated as of September 6, 2019, as amended (“Share Exchange Agreement”), by and among TKK, Glory Star New Media Group Limited, a Cayman Islands exempted company (“Glory Star”), Glory Star New Media (Beijing) Technology Co., Ltd., a wholly foreign-owned enterprise limited liability company incorporated in the People’s Republic of China (“PRC”) and indirectly wholly-owned by Glory Star, Xing Cui Can International Media (Beijing) Co., Ltd., a limited liability company incorporated in the PRC, Horgos Glory Star Media Co., Ltd., a limited liability company incorporated in the PRC, each of Glory Star’s shareholders (collectively, the “Sellers”), TKK Symphony Sponsor 1, TKK’s sponsor, in the capacity as the representative from and after the closing of the Business Combination for TKK’s shareholders other than the Sellers, and Bing Zhang, in the capacity as the representative for the Sellers thereunder, pursuant to which the Company acquired 100% of the equity interests of Glory Star from the Sellers.

Pursuant to the terms of the Share Exchange Agreement, the Sellers were also entitled to receive earnout payments consisting of up to an additional 5,000,000 of the Company’s ordinary shares (“2019 Earnout Shares”) if Glory Star meet certain financial performance targets for the 2019 fiscal year (“2019 Earnout Target”) and an additional 5,000,000 of the Company’s ordinary shares (“2020 Earnout Shares”) if Glory Star meet certain financial performance targets for the 2020 fiscal year (“2020 Earnout Target” and collectively with the 2019 Earnout Shares, the “Earnout Shares”). In the event that a financial performance target is not met for the 2019 fiscal year and/or 2020 fiscal year but Glory Star meet certain financial performance targets for the 2019 fiscal year and 2020 fiscal year combined, the Sellers will be entitled to receive any Earnout Shares that they otherwise did not.

Following the completion of the 2019 fiscal year, and in accordance with the terms of the Share Exchange Agreement, the Company determined that the 2019 Earnout Target were met and the Sellers are entitled to the 2019 Earnout Shares. On April 22, 2020, the Company issued the 2019 Earnout Shares to the Sellers, or their assigns, if any, pursuant to the terms of the Shares Exchange Agreement. The 2019 Earnout Shares were issued pursuant to Section 4(a)(2) and/or Regulation S of the Securities Act, as the transactions did not involve a public offering.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Form of Indemnity Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.

Glory Star New Media Group Holdings Limited

	By:	/s/ Bing Zhang
Bing Zhang Chief Executive Officer

Dated: April 23, 2020

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